Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Innotrac Corporation
at
$8.20 Net Per Share
by
Blue Eagle Acquisition Sub, Inc.
a wholly-owned subsidiary of
Blue Eagle Holdings, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 3, 2014, UNLESS THE OFFER IS EXTENDED.

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Blue Eagle Acquisition Sub, Inc., a Georgia corporation (“Purchaser”) and a wholly-owned subsidiary of Blue Eagle Holdings, L.P., a Delaware limited partnership (“Parent”), to purchase all issued and outstanding shares of common stock, par value $0.10 (the “Shares”), of Innotrac Corporation, a Georgia corporation (“Innotrac”), at a price of $8.20 per Share, payable net to the seller in cash (the “Offer Price”), without interest and less applicable withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 2013 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase under the caption “The Offer — Section 1. Terms of the Offer”), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.
Such form may be delivered by hand or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See the Offer to Purchase under the caption “The Offer — Section 1. Procedure for Tendering Shares.”
The Depositary for the Offer is:
Broadridge Corporate Issuer
Solutions, Inc.

By Mail:		By Hand or Overnight Mail:
Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Dept. P.O. Box 1317 Brentwood, NY 11717		Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Dept. 1981 Marcus Ave., Suite 100 Lake Success, NY 11042
For telephone confirmation only: (877) 830-4936 (toll free)
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and must be mailed (not faxed) to the Depositary in accordance with the instructions contained in the Letter of Transmittal.
The guarantee on page 3 must be completed.

Ladies and Gentlemen:
The undersigned hereby tenders to Blue Eagle Acquisition Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Blue Eagle Holdings, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December  4, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 (the “Shares”), of Innotrac Corporation, a Georgia corporation, indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption “The Offer — Section 3. Procedure for Tendering Shares.”

Number of Shares Tendered: _________________	Name(s) of Record Owner(s): ________________
Share Certificate Numbers (if available):
___________________________________________	___________________________________________
___________________________________________	___________________________________________
(Please Type or Print)
If Shares will be delivered by book-entry transfer:	Address(es): _______________________________
Name of Tendering Institution: ______________	___________________________________________ (Including Zip Code)
DTC Participant Number: __________________	Area Code and Telephone Number: __________
Transaction Code Number: _________________	___________________________________________
Date: ________________________________, 20__	Signature(s): ___________________________________________
___________________________________________

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a member in good standing of the Security Transfer Agents Medallion Program or other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase under the caption “The Offer — Section 3. Procedure for Tendering Shares”), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) trading days after the date of execution hereof. A “trading day” is any day on which quotations are available for shares listed on the NASDAQ Capital Market.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:	(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Dated: _____________, 20__
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.